Exhibit 99.5

Good morning everyone. I’d like to share with you some important and exciting news. Today, we’re announcing a merger of the Allscripts organisation with Misys Healthcare to form a new company which will create a clear leader in clinical software, connectivity and information solutions for physicians. As many of you will know, Misys Healthcare is a subsidiary of Misys, a billion dollar company in the financial and health care technology space. This is an important landmark for us and for the health care sector as a whole. It changes the game in health care information technology.

Misys was looking for a partner to help them propel their health care business to the next level and that’s what we’re announcing today. Our new company, Allscripts Misys Healthcare, combines the market share leader in practice management with Allscripts’ leadership in electronic health records. The company will have, from the outset, the largest client base in the industry. Every day, nearly one in three physicians in the United States will log onto a screen bearing our name and, whatever segment they operate in, they’ll have access to the most highly rated, most innovative, solutions available; solutions that meet their clinical, business and financial needs enabling them to provide better care to patients. That thought is a great source of pride to me, as is the knowledge that it is through the effort and dedication of every one of our employees that we find ourselves in a position to make this bold move today.

I’m sure you’re all wondering what this news means for you individually. Obviously, we’re just at the very start of what will be a lengthy and complex process. Once we obtain regulatory approval, integration teams throughout both companies will begin in earnest the work of creating a new company.

This is a big day for Allscripts and I wanted to leave you with a few key points that will help you to understand the size of the opportunity before us. This move creates a clear leader in physician software, information and connectivity solutions. Allscripts Misys Healthcare will have the largest client base in the industry, nearly one out of three physicians in America is already a client of ours. The partnership is a perfect match in a perfect market, bringing together the top rated electronic health records business and the market share leader for practice management in the growing small and mid sized physician group markets. We have the highest rated, most innovative, product in every market segment we compete in. We have the size, the resources, the management and the people that will enable us to make safer, higher quality and more cost-effective health care a reality.

So I couldn’t be more excited about where we are and I hope you share my enthusiasm in the opportunity ahead. Thanks for all you’ve done to get us to this point and let’s make this happen.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Misys Healthcare Systems LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, a definitive proxy statement and other related materials, and Parent intends to file a shareholder circular with the Financial Services Authority in the United Kingdom. The definitive proxy statement will be mailed to the stockholders of Allscripts, and the shareholder circular will be mailed to the shareholders of Parent. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary, or to Misys at 125 Kensington High Street, London W8 5SF, United Kingdom, Attention: Group General Counsel & Company Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.